Exhibit 99.1

Lawson Software Reports Q4 and Fiscal 2004 Results; Healthy Fourth Quarter Revenue Growth of 10% Caps off Solid Year

    ST. PAUL, Minn.--(BUSINESS WIRE)--June 24, 2004--Lawson Software, Inc. (Nasdaq:LWSN), today reported revenues of $99.7 million for its fiscal 2004 fourth quarter ended May 31, 2004, compared with revenues of $90.7 million in its fiscal 2003 fourth quarter, an increase of 10 percent. License fee revenues were $27.2 million in the fourth quarter, compared with $26.3 million in the fiscal 2003 fourth quarter, an increase of 3.4 percent. Services revenues increased 12.7 percent to $72.5 million in the quarter, compared with $64.4 million in the fiscal 2003 fourth quarter.
    On a generally accepted accounting principles (GAAP) basis, the company posted net income of $3.5 million for the fiscal 2004 fourth quarter, or $0.03 per diluted share, compared with $2.2 million, or $0.02 per diluted share, in the fiscal 2003 fourth quarter.
    Based on non-GAAP financial measures, the company posted non-GAAP net income of $5.9 million, or $0.06 per diluted share for the fiscal 2004 fourth quarter, compared with non-GAAP net income of $2.9 million in the fiscal 2003 fourth quarter, or $0.03 per diluted share. Fiscal 2004 fourth quarter non-GAAP operating results exclude $1.8 million of items consisting of non-cash stock-based compensation, amortization of acquired software and intangibles, and amortization of acquired maintenance contracts. Non-GAAP net income also excludes a deferred tax valuation allowance of $1.2 million and a deferred tax adjustment of $0.2 million related to a past acquisition.
    For the 12 months ended May 31, 2004, on a GAAP basis, the company posted net income of $8.0 million, or $0.07 per diluted share, on total revenues of $363.6 million, compared with a net loss of $3.8 million, or a loss of $0.04 per diluted share, on total revenues of $344.3 million in the comparable fiscal 2003 period.
    For the 12 months ended May 31, 2004, using non-GAAP financial measures, the company posted non-GAAP net income of $14.2 million, or $0.13 per diluted share, compared with non-GAAP net income of $3.8 million, or $0.04 per diluted share, in the comparable fiscal 2003 period. Fiscal 2004 12-month non-GAAP operating results exclude $7.9 million of items consisting of a restructuring charge, non-cash stock-based compensation, amortization of acquired software and intangibles, and amortization of acquired maintenance contracts. Non-GAAP net income also excludes a deferred tax valuation allowance of $1.2 million and a deferred tax adjustment of $0.2 million related to a past acquisition.
    For the details on the company's GAAP reported results and the reconciliation of GAAP operating results to non-GAAP financial measures of net income, see the financial table accompanying this news release - "SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP OPERATING INCOME (LOSS) TO NON-GAAP NET INCOME."
    The company's cash, cash equivalents and marketable securities were $209.0 million at May 31, 2004, compared with $232.1 million at Feb. 29, 2004. During the fourth quarter, the company repurchased 1.2 million shares of common stock for a total of $9.8 million, and acquired assets from Siemens Medical Solutions Services Corporation for $23.9 million of which $19.8 million was paid in cash.
    Days sales outstanding (DSO) declined to 59 during the fourth quarter, compared with 64 in the fiscal 2004 third quarter.

    Fourth Quarter Performance

    "Our fourth quarter performance capped a solid year for Lawson including substantial improvement in our operating profitability," said Jay Coughlan, Lawson president and chief executive officer. "Good execution across the company drove strong business results for the quarter. Our strong results, especially under the current dynamic market conditions, reflect Lawson's focus on our targeted industries and our commitment to clients. Our healthy 19 percent increase in software license fees in 2004 also emphasizes Lawson's strong position in a tightly competitive market for enterprise application solutions."
    The company signed 189 deals in the quarter. Of total contracting activity in the fiscal 2004 fourth quarter, 71 percent came from existing clients and 29 percent from new clients. License fees were 27 percent of total revenue in the fiscal 2004 fourth quarter, down from 29 percent in the fiscal 2003 fourth quarter. At 12 months, license fees were 25 percent of total revenue, compared with 23 percent in the prior year period.
    During the quarter, the company signed 20 new clients at an average selling price of $404,000, compared with 28 new clients at an average selling price of $571,000 in the fourth quarter of fiscal 2003. The company signed six software licensing agreements valued at more than $1 million, four in its Healthcare industry practice, one in Retail and one in Banking and Insurance. Significant wins included:
Healthcare - Children's Medical Center Dallas, Advocate HealthCare, Via Christi, and New York-Presbyterian Hospital; Government and Education - Clackamas (Oregon) Education School District.

    Conference Call and Webcast

    The company will conduct a conference call and webcast for investors beginning at 3:30 p.m. Central Time on June 24.
    Interested parties may listen to the call by dialing 888-957-9837 (passcode Lawson 624) and international callers 1-210-234-0001. A live webcast will also be available on www.lawson.com. Interested parties should dial into the conference call or access the webcast approximately 10-15 minutes before the scheduled start time.
    A replay will be available approximately one hour after the conference call concludes and will remain available through Friday, July 2. The replay number is 866-416-8341 and international 1-203-369-0730. The webcast will remain on www.lawson.com for approximately two weeks.

    About Lawson Software

    Lawson Software provides business application software and services that put time on the side of services organizations in the healthcare, retail, government and education, banking and insurance and other markets. Lawson's software suites include enterprise performance management, distribution, financials, human resources, procurement, retail operations and service process optimization. Headquartered in St. Paul, Minn., Lawson has offices and affiliates serving North and South America, Europe, Asia, Africa and Australia. Additional information about Lawson is available at www.lawson.com.

    Forward-Looking Statements

    This press release contains forward-looking statements. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software, Inc., and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events which occur in the future. In addition to factors discussed above, risks and uncertainties that may cause such differences include but are not limited to: uncertainties in the software industry; global military conflicts; terrorist attacks in the United States, and any future events in response to these developments; changes in conditions in the company's targeted service industries; increased competition and other risk factors listed in the company's most recent Annual Report on Form 10-K and 10-Q filed with the Securities and Exchange Commission and as included in other documents the company files from time to time with the Commission.



                        LAWSON SOFTWARE, INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                              UNAUDITED
                            (in thousands)
                                                    May 31,   May 31,
                                                     2004       2003
                                                   --------- ---------
ASSETS
Current assets:
  Cash and cash equivalents                         $79,996  $153,071
  Marketable securities                             120,465   102,266
  Trade accounts receivable, net                     65,236    62,433
  Other current assets                               35,761    34,122
                                                   --------- ---------
     Total current assets                           301,458   351,892

Long-term marketable securities                       8,521     5,175
Property and equipment, net                          17,235    21,364
Goodwill and other intangible assets, net            83,659    43,943
Other assets                                         12,575     9,835
                                                   --------- ---------
     Total assets                                  $423,448  $432,209
                                                   ========= =========

LIABILITIES AND STOCKHOLDERS'  EQUITY
Current liabilities:
  Current portion of long-term debt                  $1,502      $896
  Accounts payable and other accrued liabilities     51,375    51,096
  Deferred revenue and customer deposits             83,095    86,642
                                                   --------- ---------
     Total current liabilities                      135,972   138,634

Long-term debt, less current portion                    990       255
Other long-term liabilities                           3,600     3,921
                                                   --------- ---------
     Total liabilities                              140,562   142,810
                                                   --------- ---------

Stockholders' equity:
 Preferred stock                                          -         -
 Common stock                                         1,099     1,058
 Additional paid-in capital                         327,715   309,637
 Treasury stock, at cost                            (65,555)  (28,824)
 Deferred stock-based compensation                     (774)   (3,117)
 Retained earnings                                   17,471     9,480
 Accumulated other comprehensive gain                 2,930     1,165
                                                   --------- ---------
     Total stockholders' equity                     282,886   289,399
                                                   --------- ---------
     Total liabilities and stockholders' equity    $423,448  $432,209
                                                   ========= =========


                         LAWSON SOFTWARE, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                               UNAUDITED
                 (in thousands, except per share data)

                                     Three Months     Twelve Months
                                         Ended             Ended
                                   ----------------- -----------------
                                   May 31,  May 31,  May 31,  May 31,
                                    2004     2003     2004     2003
                                   -------- -------- -------- --------
Revenues:
 License fees                      $27,169  $26,271  $92,338  $77,614
 Services                           72,541   64,388  271,245  266,704
                                   -------- -------- -------- --------
    Total revenues                  99,710   90,659  363,583  344,318
Cost of revenues:
 Cost of license fees                3,958    4,479   15,948   14,367
 Cost of services                   36,209   34,021  136,299  141,717
                                   -------- -------- -------- --------
    Total cost of revenues          40,167   38,500  152,247  156,084

    Gross profit                    59,543   52,159  211,336  188,234
Operating expenses:
 Research and development           17,756   15,227   64,888   59,115
 Sales and marketing                25,027   25,697   93,138  102,963
 General and administrative          9,321    8,778   37,721   29,972
 Restructuring charges
  (adjustments)                          -     (258)   2,210    6,035
 Amortization of acquired
  intangibles                          362      223    1,274      877
                                   -------- -------- -------- --------
    Total operating expenses        52,466   49,667  199,231  198,962
                                   -------- -------- -------- --------
Operating income (loss)              7,077    2,492   12,105  (10,728)
Other income (expense):
 Interest income                       820    1,194    3,279    4,591
 Interest expense                      (14)     (23)     (70)    (134)
                                   -------- -------- -------- --------
    Total other income (expense)       806    1,171    3,209    4,457

Income (loss) before income taxes 7,883 3,663 15,314 (6,271) Provision (benefit) for income
 taxes                               4,425    1,428    7,323   (2,446)
                                   -------- -------- -------- --------
Net income (loss)                   $3,458   $2,235   $7,991  $(3,825)
                                   ======== ======== ======== ========

Net income (loss) per share:
 Basic                               $0.04    $0.02    $0.08   $(0.04)
                                   ======== ======== ======== ========
 Diluted                             $0.03    $0.02    $0.07   $(0.04)
                                   ======== ======== ======== ========
Shares used in computing net
 income (loss) per share:
 Basic                              98,433   97,949   98,462   98,165
                                   ======== ======== ======== ========
 Diluted                           105,984  103,341  107,000   98,165
                                   ======== ======== ======== ========


  SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP OPERATING INCOME
               (LOSS) TO NON-GAAP NET INCOME (UNAUDITED)
                 (in thousands, except per share data)

We provide non-GAAP results as supplemental information to our GAAP operating results. These non-GAAP results exclude certain expenses and non-cash charges such as stock-based compensation, restructuring and lease abandonment expenses, amortization of acquired intangibles, amortization of acquired maintenance contracts, a deferred tax asset valuation allowance, and a deferred tax adjustment related to a past acquisition. We believe that this presentation facilitates comparison by investors, analysts, and others of our operating results with other companies in our peer group as well as to our historical results. Management uses non-GAAP operating results to evaluate short-term and long-term operating trends in our core software operations. Non-GAAP operating results are not prepared in accordance with GAAP and should not be considered a substitute for or an alternative to operating results determined in accordance with GAAP. Further, these non-GAAP financial measures may not be comparable to similarly titled measures used by other companies. The following table reconciles the GAAP operating results to non-GAAP net income.

                                    Three Months      Twelve Months
                                        Ended              Ended
                                  ----------------- ------------------
                                  May 31,  May 31,  May 31,   May 31,
                                   2004     2003     2004      2003
                                  -------- -------- -------- ---------

GAAP operating income (loss):      $7,077   $2,492  $12,105  $(10,728)
  Adjustments for non-GAAP
   measures:
    Software and intangible
     amortization related to
           Acquisitions             1,176      604    3,988     2,372
    Restructuring charges
     (adjustments)                      -     (258)   2,210     6,035
    Non-cash stock-based
     compensation                     331      832    1,377     3,562
    Acquired maintenance
     contracts intangible
           amortization (1)           324        -      324         -
    Lease abandonment expense           -     (125)       -       551
                                  -------- -------- -------- ---------
Non-GAAP operating income           8,908    3,545   20,004     1,792
    Total other income (expense)      806    1,171    3,209     4,457
                                  -------- -------- -------- ---------
Non-GAAP income before income
 taxes                              9,714    4,716   23,213     6,249
    Non-GAAP provision for income
     taxes (2)                      3,789    1,839    9,053     2,437
                                  -------- -------- -------- ---------
Non-GAAP net income                $5,925   $2,877  $14,160    $3,812
                                  ======== ======== ======== =========

Non-GAAP net income per share:
  Basic                             $0.06    $0.03    $0.14     $0.04
                                  ======== ======== ======== =========
  Diluted                           $0.06    $0.03    $0.13     $0.04
                                  ======== ======== ======== =========

Shares used in computing non-GAAP
 net income per share:
  Basic                            98,433   97,949   98,462    98,165
                                  ======== ======== ======== =========
  Diluted                         105,984  103,341  107,000   103,713
                                  ======== ======== ======== =========


Notes:

(1) This amount relates to acquired maintenance contracts intangible amortization from Siemens Medical Solutions Services Corporation, which is recorded in cost of services. Management believes that the operating margins derived from providing maintenance services for the acquired clients are comparable to its other maintenance clients. If the amortization were included, the margins on acquired contracts would be considerably less than the maintenance margins on existing clients.

(2) For the three and 12 months ended May 31, 2004, the non-GAAP provision for income taxes is calculated at a rate of 39 percent, which excludes two items included in the GAAP provision - a deferred tax valuation allowance of $1,195 and a deferred tax adjustment of $156 related to a past acquisition.

    CONTACT: Lawson Software, Inc., St. Paul
             Media contact:
             Terry Blake, 651-767-4766
             terry.blake@lawson.com
             or
             Investors and analysts contact:
             Barbara Doyle, 651-767-4385
             barbara.doyle@lawson.com